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                                                                   EXHIBIT 10.5



                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

        THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Agreement") is entered into between Bright Horizons Family Solutions, Inc., a Delaware corporation ("Company"), and Marguerite W. Sallee ("Employee"), entered into as of July 1, 1999 (the "Effective Date"). The Company and the Employee are sometimes referred to herein as the "Parties".

        WHEREAS, Employee has served as the Chief Executive Officer of the Company since the merger of CorporateFamily Solutions, Inc. and Bright Horizons, Inc., pursuant to the terms and conditions set forth in the Employment Agreement, dated July 24, 1998 (the "Original Agreement"), between the Company and Employee;

        WHEREAS, Employee retired as Chief Executive Officer of the Company effective May 20, 1999 but has otherwise continued to serve as an employee of the Company pursuant to the Original Agreement as mutually agreed by the Company and Employee through June 30, 1999, and she desires to continue to serve the Company as described herein and the Company desires to have the Employee serve the Company as described herein; and

        WHEREAS, Employee and the Company desire to amend and restate in its entirety the Original Agreement to set forth the terms and conditions of the Employee's position and duties with the Company;

        NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

1. Employment and Term of Employment. For the period commencing on July 1, 1999 and expiring on December 31, 1999 (the "Employment Term"), the Company hereby employs the Employee and the Employee hereby accepts employment with the Company upon the terms and conditions set forth herein.

2. Board Service and Term of Board Service. For the period commencing on January 1, 2000 and expiring on December 31, 2005 and for such additional period as may be approved by the Board of Directors (the "Board Service Term"), the Company hereby agrees that Employee shall be nominated to serve on the Board of Directors in the capacity as Co-Chairman of the Board and the Employee agrees that during the Board Service Term that she will serve as a consultant to the Company to the extent and on the terms and conditions that may be mutually agreed upon by the Company and the Employee.

3. Duties and Responsibilities. During the Employment Term, Employee shall be employed by the Company as Co-Chairman of the Board whereby Employee agrees to devote up to half of her working time to the services and functions relating to such office or otherwise reasonably incident to such office as may be designated from time to time by the Board of


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Directors or the Chief Executive Officer of the Company, provided however the
Employee at her discretion in agreement with the Chief Executive Officer of the Company may increase or decrease the amount of her working time by notice to the Chief Executive Officer of the Company. During the Board Service Term, Employee shall serve as Co-Chairman of the Board, subject to her being elected to the Board by the stockholders, with such duties and responsibilities as shall be designated from time to time by the Board of Directors or the Chief Executive Officer of the Company and to the extent mutually agreed upon by the Company and Employee she shall serve as a consultant to the Company.

4. Salary and Other Benefits.

     4.1 Salary. During the Employment Term, the Employee shall be paid a prorated annual salary ("Base Salary") of not less than $87,500, payable in accordance with the then current payroll policies of the Company. Such salary shall be subject to increase or decrease on a pro rata basis in the event that the Employee provides notice to the Chief Executive Officer that she plans to increase or decrease her working time pursuant to provisions of paragraph 3 hereof. During the Board Service Term, the Employee shall receive compensation as may be mutually agreed upon by the Company and the Employee.

     4.2 Other Benefits. During the Employment Term, the Employee shall be entitled to receive the following benefits in addition to her Base Salary:

          (a) The Employee shall have the right to participate in all group benefit plans of the Company (including without limitation, disability, accident, medical, life insurance and Section 401(k) plan) available to senior executives of the Company.

          (b) The Employee shall be entitled to reimbursement from the Company for reasonable out-of-pocket expenses incurred by her in the course of the performance of her duties hereunder, including all expenses associated with travel to the Company's offices in Boston.

          (c) Employee shall be entitled to participate in incentive compensation programs available to senior executives of the Company, including stock option and restricted stock plans and annual bonus incentive programs and plans, to the extent deemed appropriate by the Board of Directors (or any appropriate committee thereof).

          (d) The Employee shall be entitled to such vacation, holidays and other paid or unpaid leaves of absence as are available to senior executives of the Company.

          (e) The Employee shall be provided with an office and secretary during her employment hereunder in Nashville and appropriate work space and assistance in Boston.

5. Termination and Resignation. The Company shall have the right to terminate the Employee's position and duties hereunder at any time and for any reason. Upon any termination by the Company without Cause as defined in paragraph 6 hereof, the Employee shall be entitled



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to receive from the Company prompt payment of an amount equal to her Base Salary through December 31, 1999 plus any incentive compensation determined to be due to her. Upon any termination by the Company for Cause or by the Employee by voluntary resignation, Employee shall thereupon be entitled to receive from the Company prompt payment of an amount equal to her Base Salary only on a pro rata basis to the date of termination.

6. Definition of "Cause". Termination by the Company of the Employee's position and duties hereunder for "Cause" shall mean termination due to (a) Employee's willful dishonesty, fraud, or misconduct with respect to the business or affairs of the Company which is directly and materially harmful to the Company; or (b) Employee's conviction of a felony or other crime involving moral turpitude. For purposes of this definition, no act, or failure to act, on the Employee's part shall be considered "willful" unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that the Employee's action or omission was in the best interest of the Company.

7. Restrictive Covenants.

     7.1 Covenants Against Competition. Employee acknowledges that (a) the business of the Company and its affiliates is as described in the annual report of the Company on Form 10-K as filed with the Securities and Exchange Commission for its fiscal year ended December 31, 1998, and thereafter as described in each successive annual report on Form 10-K filed by the Company (the "Company Business"); and (b) Employee's work relating to Company Business will bring her into close contact with many confidential matters not readily available to the public.

     7.2 Non-Compete. During the Employment Term and the Board Service Term and for a period of twenty-four (24) months following the termination of the Employment Term and the termination of the Employee's service on the Board of Directors (collectively, the "Restricted Period"), Employee covenants and agrees that she will not, without the express approval of the Company, anywhere in the continental United States engage in any business directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, employee, trustee, consultant or in any other relationship or capacity, if such business is competitive with the Company Business; provided, however, that Employee may own, directly or indirectly, solely as an investment, securities of any entity if Employee (a) is not a controlling person with respect to such entity and (b) does not, directly or indirectly, own five percent or more of any class of the securities of such entity.

     7.3 Trade Secrets; Confidential Information. Employee covenants and agrees that at all times during and after the Restricted Period, she shall keep secret and not disclose to others or appropriate to her own use or the use of others, without the express approval of the Company, any trade secrets, or secret or confidential information or knowledge pertaining to the Company Business or the affairs of the Company, including without limitation trade know-how, trade secrets, consultant contracts, customer lists, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, new personnel acquisition plans, technical processes, designs and design projects, inventions and




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research projects. Information shall not be deemed confidential or secret for purposes of this Agreement if it is generally known in the industry.

        7.4 Employees of the Company. During the Restricted Period, Employee shall not, without the express approval of the Company, directly or indirectly hire away or solicit to hire away from the Company any employee of the Company.

        7.5 Property of the Company. All memoranda, notes, lists, records and other documents (and all copies thereof) made or compiled by Employee relating to the Company Business or made available to Employee during the term of this Agreement by the Company concerning the business or affairs of the Company Business other than any of such which may also pertain personally to Employee, shall be the exclusive property of the Company and shall be delivered to the Company promptly upon the termination of Employee's position and duties with the Company or at any other time on request by the Board of Directors of the Company.

        7.6 Rights and Remedies Upon Breach. If Employee breaches, or threatens to commit a breach of, any of the provisions of Paragraphs 7.2 through 7.5 of this Agreement (collectively, the "Restrictive Covenants"), the Company shall have the following rights and remedies, each of which shall be independent of the other and severally enforceable, and all of which shall be in addition to, and not in lieu of, any other rights and remedies available to the Company: (a) the right and remedy to have any of the Restrictive Covenants specifically enforced by any court having jurisdiction, it being hereby acknowledged and agreed by Employee that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company; and (b) the right and remedy to require Employee to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by Employee as a result of any transactions constituting a breach of any of the Restrictive Covenants, and Employee shall account for and pay over such benefits to the Company.

        7.7 Severability of Restrictive Covenants. If it is determined that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions. If it is determined that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration of such provision, the geographical area covered thereby, or any other determination of unreasonableness of the provision, the court making such determination shall have the power to reduce the duration, area or scope of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced.

8. Notice. All notices, requests, demands and other communications given under or by reason of this Agreement shall be in writing and shall be deemed given when delivered in person, by facsimile or other electronic transmission or when mailed, by certified mail (return receipt requested), postage prepaid, addressed as follows (or to such other address as a party may specify by notice pursuant to this provision):




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               (a)     To the Company:

                       Bright Horizons Family Solutions, Inc.
                       One Kendall Square, Building 200
                       Cambridge, Massachusetts 02139

               (b)     To Employee:

                       Marguerite W. Sallee
                       102 Bellebrook Circle
                       Nashville, Tennessee 37205

9. Controlling Law and Performability. The execution, validity, interpretation and performance of this Agreement shall be governed by the laws of the State of Tennessee.

10. Payment of Legal Fees. In the event of any litigation instituted by the Company or the Employee to enforce any rights or obligations hereunder, each Party to this Agreement shall bear all of its or her expenses incurred in connection therewith, including counsel fees.

11. Additional Instruments.. The Parties shall execute and deliver any and all additional instruments and agreements that may be necessary or proper to carry out the purposes of this Agreement.

12. Entire Agreement and Amendments. This Agreement contains the entire agreement of the Parties relating to the matters contained herein and supersedes all prior agreements, including the Original Agreement, and understandings, oral or written, between the Parties with respect to the subject matter hereof. This Agreement may be changed only by an agreement in writing signed by the Party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

13. Severability. If any provision of the Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by the decision of or decree of a court of last resort, the Parties shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable to preserve the original intent of this Agreement to the extent legally possible, but all other provisions of this Agreement shall remain in full force and effect.

14. Assignments. The Company may assign (whether by operation of law or otherwise) this Agreement only with the written consent of the Employee, which consent shall not be withheld unreasonably, and in the event of an assignment of this Agreement, all covenants, conditions and provisions hereunder shall inure to the benefit of and be enforceable against the Company's successors and assigns. The rights and obligations of Employee under this Agreement are personal to her, and no such rights, benefits or obligations shall be subject to voluntary or involuntary alienation, assignment or transfer.




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15. Effect of Agreement. Subject to the provisions of Paragraph 14 with respect to assignments, this Agreement shall be binding upon the Employee and her heirs, executors, administrators, legal representatives and assigns and upon the Company and its respective successors and assigns.

16. Execution. This Agreement may be executed in multiple counterparts each of which shall be deemed an original and all of which shall constitute one and the same instrument.

17. Waiver of Breach. The waiver by either Party of a breach of any provision of the Agreement by the other Party shall not operate or be construed as a waiver by such Party of any subsequent breach by such other Party.




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        IN WITNESS WHEREOF, the Parties have executed this Agreement as of the
1st day of July, 1999.



                                      BRIGHT HORIZONS FAMILY SOLUTIONS, INC.



                                      By:  /s/ Roger H. Brown
                                         --------------------------------------
                                      Name:   Roger Brown
                                      Title:  President



                                      EMPLOYEE:

                                      MARGUERITE W. SALLEE

                                            /s/ Marguerite W. Sallee
                                         ---------------------------------------






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